UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 26, 2026
MANNATECH, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)
Texas	000-24657	75-2508900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1410 Lakeside Parkway, Suite 200
Flower Mound,	Texas	75028
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:		(972) 471-7400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol(s)	Name of each exchange on which registered
Common Stock,	par value $0.0001 per share	MTEX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 26, 2026, Mr. J. Stanley Fredrick notified the Board of Directors of Mannatech, Incorporated (the “Company”) of his intent to retire from the Board and his role as Chairman of the Board effective September 1, 2026. Mr. Fredrick’s decision to retire was for personal reasons and was not the result of any disagreement with the Company. Additionally, in accordance with the Fifth Amended and Restated Bylaws of the Company, the Board appointed Robert Toth, current Vice Chairman of the Board and Class III director, to serve as Chairman of the Board effective September 1, 2026.

                Mr. Toth was appointed to the Board as a non-employee member of the Board and Vice Chairman effective December 1, 2024. He previously served on the Company’s Board between March 2008 through May 31, 2023. He previously served as the chair of the Board’s Compensation and Stock Option Plan Committee, served on the Audit Committee, the Nominating/Governance and Compliance Committee, the Science and Marketing Committee, and from August 2014 to March 2019, Vice Chairman of Mannatech’s Board.

                As a non-employee director, Mr. Toth will receive the compensation offered to all directors for their services on the Board. During his first year as chairman, he will also receive additional annual compensation of $50,000 and an equity component with a value of $50,000.  The grant date of that equity award will be deferred until sufficient shares become available under the Company's current incentive plan following shareholder approval of an increase in the number of shares reserved for issuance or shareholder approval of a new plan. In his second and third year as chairman, he will receive the compensation offered to all directors as well as an additional $100,000 fee for serving as chairman. Additionally, as consideration for Mr. Fredrick assisting the Company during the transition of the chairman role to Mr. Toth, the Board agreed to continue Mr. Fredrick’s director retainer through December 31, 2026.

There is no arrangement or understanding between Mr. Toth and any other person pursuant to which he was selected to serve as Chairman of the Board. In addition, there are no transactions in which Mr. Toth has an interest which require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
99.1*	Press Release, dated September 1, 2026, titled ''Mannatech Announces Retirement of J. Stanley Fredrick from the Board and Appointment of Robert Toth as Chairman of the Board''
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2026
MANNATECH, INCORPORATED
By:	/s/ Landen Fredrick
Landen Fredrick
Chief Executive Officer